EXHIBIT 99.1

Investor Update Issued by Two Rivers Water & Farming Company and GrowCo, Inc.

______________

Black out curtain for the east end of the greenhouse is being installed.

Suncanna moved 500 new clones into greenhouse on Friday. Within the growing cycle of the first clones, Suncanna should be able to take clippings and produce its own clones.

The loading ramp and dock should be completed this week.  Cooler shell should be completed this week.

Representatives from a large tobacco group are visiting this week to discuss possible partnership on an extraction plant.

We'll file an 8K on SEC Edgar site on this news.

To sign up for GrowCo email updates please visit http://www.trgrowco.com/.